EXHIBIT 10.13

Dated 30 November 2007

(1) EMRISE ELECTRONICS CORPORATION
as Chargor

-and-

(2) GVEC RESOURCE IV INC.
as Collateral Agent

SHARE CHARGE

i

THIS SHARE CHARGE (such agreement, as the same may from time to time be amended, supplemented, restated, replaced or otherwise modified herein referred to as this “Share Charge”) is made as a deed on 30 November 2007.

BY:

1.                                       EMRISE ELECTRONICS CORPORATION a company organized and existing under the laws of the State of New Jersey (the “Chargor”)

IN FAVOUR OF

2.                                      GVEC RESOURCE IV INC., a company organized and existing under the laws of the British Virgin Islands, acting as collateral agent (such entity, acting in such capacity, together with it successors and assigns, herein referred to as the “Collateral Agent”) for the benefit of the Lenders that are from time to time parties to the Credit Agreement (as defined below), the “Lenders”).

RECITALS

(A)                              On or about the date hereof, a Credit Agreement has been entered into between EMRISE Corporation, a company organized and existing under the laws of the State of Delaware (the “Parent”), each of the Parent’s Subsidiaries identified on the signature pages thereof (such Subsidiaries, together with the Parent, herein collectively referred to as the “Borrowers”), the Collateral Agent and the Lenders (such agreement, as the same may from time to time be amended, supplemented, restated, replaced or otherwise modified herein referred to as the “Credit Agreement”).

(B)                                The Chargor will derive substantial direct and indirect economic and other benefits from the extensions of credit under the Credit Agreement. It is also a condition precedent to the effectiveness of the Credit Agreement that the Chargor shall have entered into this Share Charge.

NOW THIS DEED WITNESSES as follows:

In consideration of the execution, delivery and performance by the Lenders of the agreements referred to above, the Chargor hereby agrees with the Collateral Agent (acting for the benefit of itself and the Lenders in accordance with the provisions of the Credit Agreement) as follows:

1.                                       DEFINITIONS AND INTERPRETATION

1.1                                 Terms Defined Above

Terms defined above shall have their specified meanings.

1.2                                 References to Collateral Agent

When references are made herein to the Collateral Agent, unless otherwise indicated, it is understood that such references refer to the Collateral Agent, acting as agent for the benefit of itself and the Lenders in accordance with the provisions of the Credit Agreement.

1.3                                 Other Defined Terms

Words and expressions defined in the Credit Agreement shall, save as otherwise defined herein, bear the same meanings in this Share Charge but so that, so far as the context admits, the following expressions shall have the respective meanings ascribed to them:

“Beneficiaries” means the Collateral Agent and the Lenders and “Beneficiary” means each or any of them;

“Business Day” means a day on which banks are open in London for the transaction of business;

“Company” means EMRISE Electronics Ltd. (Company No. 1969006) having its registered office at Brunswick Road, Coobs Wood, Ashford, Kent TN23 1EH, UK;

“Loan Documents” has the meaning given to that expression in the Credit Agreement;

“Obligors” means, collectively, (a) the Borrowers; (b) each other entity that is now or may hereafter be a party to the UK Guaranty (as such term is defined in the Credit Agreement) (c) each other entity that is now or may hereafter be a party to the French Guaranty (as such term is defined in the Credit Agreement) and (d) each other entity that is now or may hereafter be a party to the Japanese Guaranty (as such term is defined in the Credit Agreement);

“Receiver” means a receiver or receiver and manager of the Chargor appointed by the Collateral Agent under this Share Charge.

“Secured Obligations” means (a) all principal, interest, premium, fees, reimbursements, indemnifications, and other amounts how or hereafter owed by the Obligors under the Credit Agreement and the other Loan Documents and all present and future obligations and liabilities of any kind (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever); (b) all amounts, obligations, or liabilities of any kind now or hereafter owed by the Chargor under this Share Charge and the other Loan Documents; and (c) any increases, extensions, renewals, replacements, and rearrangements of the foregoing obligations under any amendments, supplements, restatements, replacements and other modifications of the agreements creating the foregoing obligations, in each case, whether direct or indirect, absolute or contingent.

“Securities” means all stocks, shares, bonds and securities of any kind in the Company (marketable or otherwise) negotiable instruments and warrants, whether registered in the name of, or beneficially owned by, the Chargor:

(a)                                  which are listed or described in the Schedule; or

(b)                                 which are registered in the name of or shall be transferred into the name of the Collateral Agent (or any nominee or agent for the Collateral Agent) or held or to be held to the order of the Collateral Agent (whether for safe custody, collection, security or otherwise); or

(c)                                  which may after the date hereof be registered in the name of, or beneficially owned by, the Chargor and in each such case includes all dividends, interest or other distributions payable thereon and all allotments, accretions, offers, rights, bonuses, benefits and advantages whatsoever (whether by way of conversion, redemption, preference, option or otherwise) which accrue, are offered or arise in respect thereof.

1.4                                 In this Share Charge (unless otherwise provided):

(a)                                  references to Clauses and the Schedule are to be construed as references to the Clauses of, and the Schedule to, this Share Charge as amended or varied from time to time and references to sub Clauses shall unless otherwise specifically stated be construed as references to the sub Clauses of the Clause in which the reference appears;

(b)                                 references to the Credit Agreement, or to any other document or agreement are to be construed as references to the Credit Agreement, or such other document or agreement as is in force for the time being and as amended, varied, novated or supplemented, as the case may be, from time to time;

(c)                                  words importing the singular shall include the plural and vice versa;

(d)                                 references to a person shall be construed so as to include that person’s assigns or transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, unincorporated body of persons or any state or any agency thereof;

(e)                                  references to any statute or statutory provision include any statute or statutory provision which amends; extends, consolidates or replaces the same; or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

(f)                                    references to liability or liabilities are to be construed to include all liabilities and obligations whether actual, contingent, present or future and whether incurred solely or jointly or as principal or surety;

(g)                                 the words “other” and “otherwise” shall not be construed ejusdem generis with any foregoing words where a wider construction is possible; and

(h)                                 the words “including” and “in particular” shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words.

2.                                       COVENANT TO PAY

The Chargor covenants with the Collateral Agent (acting for the benefit of itself and the Beneficiaries pursuant to the provisions of the Credit Agreement) that it will on demand pay and discharge each of the Secured Obligations when due to the Collateral Agent PROVIDED THAT the liability of the Chargor hereunder shall be limited to the amount realised by the disposal of the Securities and other amounts payable by the Chargor under this Share Charge.

3.                                       CHARGE

The Chargor hereby charges with full title guarantee the Securities by way of first fixed charge to the Collateral Agent (acting as agent for the benefit of itself and the Beneficiaries pursuant to the provisions of the Credit Agreement) as a continuing security to secure the payment and performance of the Secured Obligations.

The Collateral Agent is hereby authorised to arrange at any time during the occurrence and continuance of an Event of Default under the Credit Agreement or any Loan Document for any of the Securities to be registered in the name of the Collateral Agent (or its nominee) and the Collateral Agent will use its best endeavours to notify the Chargor of any such registration.

4.                                       COVENANTS BY THE CHARGOR

4.1                                 The Chargor hereby covenants with the Collateral Agent, for the benefit of itself and the other Beneficiaries, that during the continuance of this security the Chargor will:

(a)                                  deposit with the Collateral Agent (unless the Collateral Agent shall otherwise agree) only Securities which are fully paid and which it has a good right to deposit and transfer free from any option, lien, charge or encumbrance of any kind and in respect of which it shall lodge:

(i)                                     all stock and share certificates and documents of title;

(ii)                                  executed undated transfers of the Securities completed in blank or duly executed and dated transfers in favour of the Collateral Agent (as agent and trustee for the Beneficiaries) or its nominee or agent as the Collateral Agent may direct; and

(iii)                             such other documents as the Collateral Agent may from time to time require for perfecting the title of the Beneficiaries to the Securities including any bonus or rights issue (duly executed by or signed on behalf of the registered holder) or for vesting or enabling the Chargor to vest the same in the Collateral Agent or its nominees or in any purchaser to the intent that the Collateral Agent may at any tune without notice present them for registration;

(b)                                 duly and promptly pay all calls, installments or other payments which may be made or become due in respect of any of the Securities as and when the same from time to time become due (and if the Chargor does not do so, the Collateral Agent may make such payments on behalf of the Chargor, in which event any sums so paid shall be reimbursed on demand by the Chargor to the Collateral Agent);

(c)                                  comply promptly with any notice served on it under the Companies Act 1985 or 2006;

(d)                                 not (without the prior consent in writing of the Collateral Agent or except as provided herein):

(i)                                     permit any person other than the Chargor or the Collateral Agent (or its nominee or agent) to be registered as holder of the Securities or any part thereof; or

(ii)                                  create or purport to create or permit to subsist any mortgage, charge, lien or encumbrance (other than in favour of the Collateral Agent or as permitted under the Credit Agreement) on or over the Securities or any part thereof or interest therein; or

(iii)                             sell, transfer, grant any option over or otherwise dispose of the Securities or any part thereof or interest therein or attempt or-agree so to do;

(e)                                  not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value to the Beneficiaries of the Securities.

4.2                                 The Chargor hereby farther covenants and agrees with the Beneficiaries that:

(a)                                  the Collateral Agent and its nominees at the discretion of the Collateral Agent may exercise in the name of the Chargor or otherwise at any time whether before or after demand for payment and without any further consent or authority on the part of the Chargor in respect of the Securities any voting rights and any powers or rights which may be exercisable by the person in whose name the Securities are registered or by the bearer thereof; but such power shall be exercised subject to the provisions of Clause 5;

(b)                                 the Chargor will, if so requested by the Collateral Agent, transfer all or any of the Securities to the Collateral Agent or to such nominees wheresoever situate or agents as the Collateral Agent may select and that the Collateral Agent may hold all or any of such Securities in any branch of the Collateral Agent or with any correspondents or other agents whether in the United Kingdom or overseas;

(c)                                  subject to Clause 8.7 the Chargor shall provide to the Collateral Agent a copy of any report, accounts, circular or notice received in respect of or in connection with any of the Securities promptly following the receipt thereof by the Chargor.

5.                                       DIVIDENDS AND VOTING RIGHTS

Without prejudice to any other provision in this Share Charge (other than Clause 4.2), the Collateral Agent hereby agrees with the Chargor that until it shall have made demand for payment on the Borrowers under the Credit Agreement for any of the Secured Obligations or until the occurrence of an Event of Default has occurred and which is continuing under the Credit Agreement or any of the Loan Documents:

(a)                                  the Chargor will hold all dividends paid on and received by it in respect of the Securities; and

(b)                                 the Chargor will exercise all voting and other rights and powers attached to the Securities.

6.                                       REPRESENTATIONS AND WARRANTIES BY THE CHARGOR

The Chargor represents and warrants to the Collateral Agent, for the benefit of itself and the Beneficiaries, and undertakes that:

(a)                                  the Company is duly incorporated and validly existing under the law of England and Wales;

(b)                                 subject to and as permitted by the Credit Agreement, the Chargor is the sole, absolute and; beneficial owner of the Securities, that no person save the Chargor has any right or interest of any sort whatsoever in or to the Securities and that there are no agreements or arrangements (including any restrictions on transfer) affecting the Securities in any way or which would or might in any way fetter or otherwise prejudice the rights of the Chargor or any mortgagee of the Securities;

(c)                                  the Securities are duly authorised, validly issued and fully paid and are and will at all times be free from any restriction on transfer and there are no moneys or liabilities outstanding in respect of any of the Securities;

(d)                                 this Share Charge constitutes its legal, valid, binding and enforceable obligations and is a security over all and every part of the Securities effective in accordance with its terms (subject to laws affecting the rights of creditors generally);

(e)                                  this Share Charge does not and will not conflict with or result in any breach or constitute a default under any agreement, instrument or obligation to which the Company or Chargor is a party or by which it is bound; and

(f)                                    all necessary authorisations and consents to enable or entitle it to enter into this Share Charge have been obtained and will remain in full force and effect at all times during the subsistence of the security constituted by this Share Charge.

7.                                       FURTHER ASSURANCE

The Chargor shall at any time, if and when required by the Collateral Agent, execute such further legal or other charges or assignments in favour of the Collateral Agent as the Collateral Agent shall from time to time reasonably require over all or any of the Securities and all rights relating thereto both present and future (including any bonus or substituted securities) and such other transfers or documents as the Collateral Agent may from time to time reasonably require for perfecting its title to the same or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser as the Collateral Agent deems necessary or desirable to secure the Secured Obligations or to facilitate the realisation of the Securities or the exercise of the powers conferred on the Collateral Agent; such further charges or assignments to be prepared by or on behalf of the Collateral Agent at die cost of the Chargor and to contain an immediate power of sale without notice, a clause excluding section 93 and the restrictions contained in section 103 of the Law of Property Act 1925 and such other clauses for the benefit of the Beneficiaries as the Collateral Agent may reasonably require.

8.                                       POWERS OF THE COLLATERAL AGENT

8.1                                 At any time after the Collateral Agent shall have demanded payment of any of the Secured Obligations in accordance with the terms of the Loan Documents:

(a)                                  the Collateral Agent and any nominee of the Collateral Agent wheresoever situate may without further notice and without the restrictions contained in section 103 of the Law of Property Act 1925 in respect of all or any of the Securities exercise all the powers or rights (including voting rights) which may be exercisable by the registered holder of the Securities and all other powers conferred on mortgagees by the Law of Property Act 1925 as hereby varied or extended; and

(b)                                 any dividends, interest or other payments which may be received or receivable by the Collateral Agent or by any nominee in respect of any of the Securities may be applied by the Collateral Agent as though they were proceeds of sale.

8.2                                 Section 93 of the Law of Property Act 1925 shall not apply to this security or to any security given to the Collateral Agent or the Beneficiaries pursuant hereto.

8.3                                 In exercising the powers referred to in Clause 8.1, the Securities or any part thereof may be sold or disposed of at such times in such manner and generally on such terms and conditions and for such consideration as the Collateral Agent may think fit. Any such sale or disposition may be for cash, debentures or other obligations, shares, stock, securities or other valuable consideration and be payable immediately or by installments spread over such period as the Collateral Agent shall think fit. No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Collateral Agent to exercise any of the powers hereby conferred has arisen or not or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

8.4                                 All money received by the Collateral Agent in the exercise of any powers conferred by this Share Charge shall be applied, after payment of all costs and expenses incurred in the exercise of such power and after the discharge of all liabilities having priority thereto, in or towards satisfaction of the Secured Obligations in such order as the Collateral Agent in its absolute discretion may from time to time determine.

8.5                                 The Collateral Agent shall not be liable to account as mortgagee in possession in respect of all or any of the Securities and shall not be liable for any loss upon realisation or for any neglect or default to present any interest coupon or any bond or stock drawn for repayment or for any failure to pay any call or installment or to accept any offer or to notify the Chargor of any such matter or for any negligence or default by its nominees, correspondents or agents or for any other loss of any nature whatsoever in connection with me Securities other than any caused by the Collateral Agent’s gross negligence or willful default.

8.6                                 The Chargor hereby agrees fully to indemnify and hold harmless the Collateral Agent and the other Beneficiaries from and against all losses, actions, claims, expenses, demands and liabilities whether in contract, tort or otherwise:

(a)                                  in respect of calls or other payments relating to the Securities now of hereafter incurred by the Collateral Agent or any other Beneficiary (or any nominee or agent of any of them) or by any officer or employee for whose liability, act or omission it may be answerable; and

(b)                                 occasioned by any breach by the Chargor of any of its covenants or other obligations to the Collateral Agent or any other of the Beneficiaries under this Share Charge.

The Chargor shall indemnify the Collateral Agent and the other Beneficiaries on demand and shall pay interest on the sums demanded from the date of demand to the date of actual payment at the Default Rate, as such term is defined in Section 2.6(b) of the Credit Agreement (both before and after judgment).

8.7                                 Neither the Collateral Agent nor any other Beneficiary shall have any liability or responsibility to the Chargor for any action taken or omitted to be taken by the Collateral Agent in relation to the Securities (including any Securities which are at any time registered in the name of the Collateral Agent (or any nominee or agent for the Collateral Agent)). In particular, the Collateral Agent shall have no liability as a result of any failure to forward to the Chargor any report, circular or other communication received by the Collateral Agent in relation to any Securities or to accept or decline any offer made in respect of any Securities or to make any payment in relation to any Securities.

9.                                       RECEIVER

9.1                                 At any time after this security becomes enforceable the Collateral Agent may without further notice appoint any one or more qualified persons to be a receiver or receiver and manager (each a “Receiver”) of all or any part of the Securities in like manner in every respect as if the Collateral Agent had become entitled under the Law of Property Act

1925 to exercise the power of sale thereby conferred. In this Clause “qualified person” means a person who, under the Insolvency Act 1986, is qualified to act as a receiver of the property of any company with respect to which he is appointed.

9.2                                 Every Receiver appointed in accordance with Clause 9.1 shall have and be entitled to exercise all powers conferred by the Law of Property Act 1925 as if such Receiver has been duly appointed thereunder together with all powers conferred on receivers under the Insolvency Act 1986. Additionally, each Receiver shall have power to do all such other acts and things as he may consider desirable or necessary for realising the Securities or any part thereof or incidental or conducive to any of the matters, powers or authorities conferred on a Receiver under or by virtue of this Share Charge and to exercise in relation to the Securities or any part thereof all such powers, authorities and things as he would be capable of exercising if he were, the absolute beneficial owner of the same and to use the name of the Chargor for all or any of the purposes aforesaid.

9.3                                 Any Receiver appointed pursuant to this Share Charge shall be the agent of the Chargor (and notwithstanding the liquidation of such Chargor, any Receiver shall not he the agent of the; Collateral Agent) and shall as such agent be deemed to be in the same position as a receiver appointed by a mortgagee under the Law of Property Act 1925. The Chargor shall be solely liable for such Receiver’s costs, defaults and remuneration and shall be liable on any contracts and engagements made or entered into by such Receiver, except the Collateral Agent may from time to time remove any Receiver appointed by it and may whenever it may deem it expedient appoint another qualified person as a new receiver in the place of any Receiver whose appointment may for any reason have terminated and may from time to time fix the remuneration of any Receiver appointed by it.

9.4                                 All or any of the powers, authorities and discretions which are conferred by this Share Charge (either expressly or impliedly) upon a Receiver of the Securities may be exercised after the security hereby created becomes enforceable by the Collateral Agent in relation to the whole of the Securities or any part thereof without first appointing a Receiver thereof or notwithstanding the appointment of a Receiver thereof.

10.                                 CONTINUING SECURITY AND PROTECTIVE PROVISIONS

10.1                           The security constituted by this Share Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations or any other matter or thing whatsoever and shall be binding until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full. In particular this Share Charge shall not be reduced, discharged or otherwise adversely affected by:

(a)                                  any variation, extension, compromise, discharge, dealing with, exchange or renewal of any right or remedy which the Collateral Agent or any other Beneficiary may now or hereafter have against the Obligors or any other person in respect of the Secured Obligations;

(b)                                 any act or omission by the Collateral Agent or any other Beneficiary or any other person in taking up, perfecting or enforcing or the non-enforcement of any security or guarantee from or against the Obligors or any other person;

(c)                                  any termination, amendment, variation, novation or supplement of or to any of the Secured Obligations;

(d)                                 any grant of time, indulgence, waiver or concession to the Obligors or any other person;

(e)                                  any change in the constitution, name and style of the Obligors or any other person;

(f)                                    any invalidity, illegality, unenforceability, irregularity, frustration or discharge by operation of law of any actual or purported liability of, or any security held from, the Obligors or any other person in connection with the Secured Obligations;

(g)                                 any act or omission which would not have discharged or affected any of the liabilities of the Chargor had it been a principal debtor or by anything done or omitted by any person which, but for this provision, might operate to exonerate or discharge the Chargor or otherwise reduce or extinguish any of its liabilities under this Share Charge.

10.2                           The Chargor shall not at any time (while any of the Secured Obligations are outstanding) take any security or other right or benefit from or exercise any right against the Obligors, a guarantor or any other person in connection with the liability of, or any payment made by, the Chargor under or pursuant to this Share Charge.

10.3                           If the Chargor shall be in breach of Clause 10.2 any security or other right or benefit obtained from any Borrower or any other person shall be held upon trust to transfer or pay the same to the Collateral Agent to the extent necessary to satisfy any liability of the Chargor hereunder.

11.                                 NEW ACCOUNTS, SUSPENSE ACCOUNTS, NON-MERGER

11.1                           If the Collateral Agent or any other Beneficiary receives notice (whether actual or otherwise) of any subsequent mortgage or charge affecting all or any part of the Securities the Collateral Agent may open a new account or accounts with the Obligors and, if it does not open a new account, it shall nevertheless be treated as if it had done so at the time when the Collateral Agent or the other Beneficiary received or was deemed to have received notice and as from that time all payments made by the Obligors to the Collateral Agent or other Beneficiary shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount secured by this Share Charge at the time when the Collateral Agent or the other Beneficiary received or was deemed to have received such notice.

11.2                           All moneys received, recovered or realised by the Collateral Agent under this Share Charge (including the proceeds of any conversion of currency) may in the discretion of the Collateral Agent be credited to any suspense or impersonal account held with the Collateral Agent and may be held in such account for so long as the Collateral Agent may think fit. The Charger shall not be concerned with, and shall have no right in respect of, the application by the Collateral Agent of any sums received, recovered or realised by the Collateral Agent under this Share Charge.

11.3                           This Share Charge is in addition to and shall not merge with or otherwise prejudice or affect any banker’s lien, right to combine and consolidate accounts, right of set off or any other contractual or other right or remedy or any guarantee, lien, pledge, bill, note, mortgage or other security now or hereafter held by or available to the Beneficiaries.

12.                                 POWER OF ATTORNEY

12.1                           The Chargor hereby irrevocably appoints the following, namely:

(a)                                  the Collateral Agent; and

(b)                                 each and every person to whom the Collateral Agent shall from time to time have delegated the exercise of the power of attorney conferred by this Clause 12;

jointly and also severally to be its attorney or attorneys and in its name and otherwise on its behalf to sign, seal, execute, deliver, perfect and do all deeds, instruments, documents, acts and things which may be required (or which the Collateral Agent shall consider requisite) for carrying out any obligation imposed on the Chargor by or pursuant to this Share Charge, for carrying any sale or other dealing by the Collateral Agent or any other Beneficiary into effect, for getting in the Securities, and generally for enabling the Collateral Agent to exercise the powers conferred on it by or pursuant to this Share Charge or by law. The Collateral Agent shall have full power to delegate the power conferred on it by this Clause 12.1, but no such delegation shall preclude the subsequent exercise of such power by the Collateral Agent itself or preclude the Collateral Agent from making a subsequent delegation thereof to some other person and any such delegation may be revoked by the Collateral Agent at any time.

12.2                           The power of attorney hereby granted is as regards the Collateral Agent and its delegates (and as the Chargor hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Share Charge to secure proprietary interests in and the performance of obligations owed to the respective donees within the meaning of the Powers of Attorney Act 1971.

12.3                           The Chargor agrees to ratify and confirm anything such attorney shall lawfully and properly do or purport to do by virtue of Clause 12.1 and all money expended by any such attorney shall be deemed to be expenses incurred by the Collateral Agent under this Share Charge.

13.                                 DISCHARGE CONDITIONAL

13.1                           Any release, discharge or settlement between the Chargor and the Collateral Agent in relation to this Share Charge shall be conditional upon no disposition or payment to the

Collateral Agent or any other Beneficiary by any Borrower or any other person being avoided, set aside or ordered to be refunded pursuant to any law relating to insolvency or for any other reason.

13.2                           If any such disposition or payment is avoided, set aside or ordered to be refunded, the Collateral Agent shall be entitled to enforce this Share Charge against the Chargor as if such release, discharge or settlement had not occurred and any such disposition or payment had not been made.

14.                                 DISCHARGE OF SECURITY

14.1                           Termination

This Share Charge and the security interest created hereby shall terminate when all the Secured Obligations have been indefeasibly paid in full in cash, at which time the Beneficiaries shall direct the Collateral Agent to execute and deliver to the Chargor or the Chargor’s designee, at the relevant Chargor’s expense, all documents which such Chargor shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination documents pursuant to this Clause 14 shall be without recourse to or warranty by the Collateral Agent or the Beneficiaries.

14.2                           Release

If any of the Securities shall be sold, transferred or otherwise disposed of by a Chargor in a transaction permitted by the Loan Documents, the security interest created hereby in any Securities that is so sold, transferred or otherwise disposed of shall automatically terminate and be released upon the closing of such sale, transfer or other disposition, and such Securities shall be sold free and clear of the lien and security interest created hereby; provided, however, that such security interest will continue to attach to all proceeds of such sales or other dispositions. In connection with any of the foregoing, the Beneficiaries shall direct the Collateral Agent to execute and deliver to the Chargor or the Chargor’s designee, at the Chargor’s expense, all documents that the Chargor shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination documents pursuant to this Clause 14 shall be without recourse to or warranty by the Collateral Agent or the Beneficiaries.

14.3                           Upon any release of the Securities neither the Collateral Agent nor any of the other Beneficiaries nor their nominees or agents (as the case may be) shall be bound to release or transfer to the Chargor the identical stocks, shares or securities which were deposited with or transferred to it or them and the Chargor shall accept shares and securities of the same class and denomination or such other securities as then represent the Securities.

15.                                 CURRENCY

15.1                           All moneys received or held by the Collateral Agent or any other Beneficiary under this Share Charge may from time to time after demand has been made by the Collateral Agent or ah Event of Default has occurred be converted into such other currency as the Collateral Agent considers necessary or desirable to cover the Secured Obligations in the currency thereof at the then prevailing spot rate of exchange of the Collateral Agent (as reasonably determined by the Collateral Agent) for purchasing that other currency with the existing currency.

15.2                           No payment to the Collateral Agent or any other Beneficiary (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Chargor in respect of which it was made unless and until the Collateral Agent or such other Beneficiary shall have received payment in full in the currency in which such obligation or liability was incurred and, to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability actual or contingent expressed in that currency, the Collateral Agent or such other Beneficiary shall have a further separate cause of action against the Chargor and shall be entitled to enforce this Share Charge to recover the amount of the shortfall.

16.                                 COSTS

The Chargor shall on demand pay to the Collateral Agent the amount of all reasonable costs and expenses and other liabilities (including reasonable legal and out of pocket expenses and any Value Added Tax on such costs and expenses) which the Collateral Agent or any other Beneficiary incurs in connection with:

(a)                                  the preparation, negotiation, execution and delivery of this Share Charge;

(b)                                 any stamping or payment of stamp duty reserve tax or registration of this Share Charge or any transfer of the Securities pursuant hereto;

(c)                                  any actual or proposed amendment or waiver or consent under or in connection with this Share Charge;

(d)                                 any discharge or release of this Share Charge;

(e)                                  the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted enforcement) of this Share Charge; or

(f)                                    dealing with or obtaining advice about any other matter or question arising out of or in connection with this Share Charge;

together with interest thereon at the Default Rate from the date of demand (or if earlier the date of payment by the Collateral Agent or such other Beneficiary) until the date of payment by the Chargor whether before or after judgment.

17.                                 ASSIGNMENT

The Beneficiaries may assign or otherwise transfer the whole or any part of the benefit of this Share Charge to any person to whom all or any part of its rights, benefits and obligations under the Credit Agreement are assigned or transferred in accordance with the provisions of the Credit Agreement and the expression “the Beneficiaries” wherever used herein shall be deemed to include the assignees and other successors, whether immediate or derivative, of any Beneficiary, who shall be entitled to enforce and proceed upon this Share Charge in the same manner as if named herein. The Beneficiaries shall be entitled to disclose (on a confidential basis) any information concerning the Chargor to any such assignee or other successor or any participant or proposed assignee, successor or participant. The Chargor may not assign or transfer all or any part of its rights and/or obligations under this Share Charge.

18.                                 NOTICES

18.1                           Without prejudice to any other method of service of notices and communications provided by law, a demand or notice under this Share Charge shall be in writing signed by an officer or agent of the Collateral Agent and may be served on the Chargor by hand, by post or by facsimile transmission. Any such notice or communication shall be sent to the address or number of the Chargor as set out below:

EMRISE Electronics Corporation
9654 Hermosa Avenue
Rancho Cucamonga, CA 91730
USA
Attn: D. John Donovan

With a copy to:

Rutan & Tucker, LLP
611 Anton Blvd., Suite 1400
Costa Mesa, CA 92626
Attn: Larry A. Cerutti, Esq.
Fax No.: (714) 546-9035

18.2                           Any such notice or communication given by the Collateral Agent or any other Beneficiary shall be deemed to have been received:

(a)                                  if sent by facsimile transmission, with a confirmed receipt of transmission from the receiving machine, on the Business Day on which transmitted or the following Business Day if transmitted after the normal business hours of the Chargor;

(b)                                 in the case of a written notice lodged by hand, on the Business Day of actual delivery or the following Business Day if delivered after the normal business hours of the Chargor; and

(c)                                  if posted, on the second Business Day following the day on which it was properly dispatched by first class mail postage prepaid.

18.3                           Any notice given to the Collateral Agent or any other Beneficiary shall be deemed to have been given only on actual receipt.

19.                                 MISCELLANEOUS

19.1                           All sums payable by the Chargor under this Share Charge shall be paid without any set off, counterclaim, withholding or deduction whatsoever unless required by law in which event the Chargor will, simultaneously with making the relevant payment under this Share Charge, pay to the Collateral Agent such additional amount as will result in the receipt by the Collateral Agent of the full amount which would otherwise have been receivable and will supply the Collateral Agent promptly with evidence satisfactory to the Collateral Agent that the Chargor has accounted to the relevant authority for the sum withheld or deducted.

19.2                           No delay or omission on the part of the Collateral Agent in exercising any right or remedy under this Share Charge shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single, partial or defective exercise of any such right or remedy preclude any other or further exercise under this Share Charge of that or any other right or remedy.

19.3                           The rights of the Beneficiaries under this Share Charge are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as the Collateral Agent deems expedient.

19.4                           Any waiver by the Collateral Agent or any other Beneficiary of any terms of this Share Charge or any consent or approval given by any of them under it shall be effective only if given in writing and then only for the purpose and upon the terms and conditions (if any) on which it is given.

19.5                           If at any time any one or more of the provisions of this Share Charge is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions of this Share Charge nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

19.6                           Any statement, certificate or determination of the Collateral Agent as to the amount of the Secured Obligations or (without limitation) any other matter provided for in this Share Charge shall in the absence of manifest error be conclusive and binding on the Chargor.

20.                                 LAW AND JURISDICTION

20.1                           This Share Charge is governed by and shall be construed in accordance with English law.

20.2                           The Chargor irrevocably agrees for the exclusive benefit of the Beneficiaries that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of or in connection with this Share Charge and for such, purposes irrevocably submits to the jurisdiction of such courts.

20.3                           Nothing contained in this Clause shall limit the right of the Collateral Agent or other Beneficiary to take proceedings against the Chargor in any other court of competent jurisdiction (including without limitation and for the avoidance of doubt, in accordance with the terms of the Credit Agreement) nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not (unless precluded by applicable law).

20.4                           The Chargor irrevocably waives any objection which it may have now or in the future to the courts of England being nominated for the purpose of this Clause on the ground of venue or otherwise and agrees not to claim that any such court is not a convenient or appropriate forum.

20.5                           The Chargor irrevocably and unconditionally authorises and appoints EMRISE Electronics Ltd. of Brunswick Road, Cobbs Wood, Ashford, Kent TN23 1EH, United Kingdom (or such other company with a registered office in England as it may from time to time substitute by not less than fifteen days written notice to the Collateral Agent) to accept service of all legal process arising out of or connected with this Share Charge and service on such person (or substitute) shall be deemed to be service on the Chargor. Except upon such a substitution the Chargor shall not revoke any such authority or appointment and shall at all times maintain an agent for service of process in England and if any such, agent ceases for any reason to be an agent for this purpose shall forthwith appoint another agent and advise the Collateral Agent accordingly.

IN WITNESS whereof the Chargor has executed this Share Charge as a deed with the intention that it be delivered on the day and year first before written.

SCHEDULE

Number of shares or amount of stock	Description of stocks, shares, or other securities

58,668	Ordinary shares of £1 each in EMRISE Electronics Ltd. a company registered in England and Wales (Registered No. 1969006)

IN WITNESS WHEREOF the Chargor has executed this Share Charge as a deed with the intention that it be delivered on the day and year first before written

EXECUTED as a Deed on behalf of	)
EMRISE Electronics Corporation, a company	)
incorporated in the State of New Jersey by	)
Carmine Oliva being a person	)	/s/ Carmine Oliva
who in accordance with the laws of that	)
territory, is acting under the authority	)
of President & Chief Executive Officer	)

	)	/s/ Robert J. Anderson
Robert J. Anderson
Authorized Signatory

SIGNED for and on behalf of	)	/s/ Peter Paul Mendel
GVEC RESOURCE IV INC. in its capacity	)	Peter Paul Mendel
as Collateral Agent	)	Authorized Signatory